Exhibit 99.1

PURCHASE AND SALE CONTRACT

by and between

L & G DEVELOPMENT, LLC, WOLFCREEK I, LLC,
WOLFCREEK II, LLC, & WOLFCREEK III, LLC

as Seller

and

HERITAGE PROPERTY ACQUISITION, LLC

as Buyer

THE MARKET AT WOLF CREEK
MEMPHIS, TENNESSEE

PURCHASE AND SALE CONTRACT

THIS AGREEMENT (the “Contract”) made as of this September 29, 2004, by and between L & G DEVELOPMENT, LLC (“L&G”), WOLFCREEK I, LLC (“Wolfcreek I”), WOLFCREEK II, LLC (“Wolfcreek II”), and WOLFCREEK III, LLC (“Wolfcreek III”), all having an office address at c/o Trezevant Realty Corporation, 9063 Corporate Gardens Drive, Germantown, Tennessee, 38138 (hereinafter collectively referred to as “Seller”) and HERITAGE PROPERTY ACQUISITION, LLC, a Delaware limited liability company having an office at c/o Heritage Property Investment Trust Inc., 131 Dartmouth Street, Boston, Massachusetts, 02116, and its assigns (hereinafter individually and collectively referred to as “Buyer”).

WITNESSETH THAT, The Market of Wolfcreek (the “Shopping Center”) is a shopping center located in Memphis, Tennessee.  The Shopping Center is shown on the Site Plan attached hereto as Exhibit A.  (In the interest of clarity, Building “A” [Target] and its portion of the parking area, Building “C” [Haverty] and its portion of the parking area and Building “U” [Macaroni Grill] and its portion of the parking area shown on the Site Plan are not owned by Seller; and are not part of this purchase and sale transaction.)

WITNESSETH FURTHER THAT, for purposes hereof, the Shopping Center is comprised of four parcels referred to herein as: the Building “D” Parcel; the Best Buy Parcel; the Walgreens Parcel; and the Office Depot Parcel.

WITNESSETH FURTHER THAT, the Shopping Center is encumbered by the following Loans (each an “Existing Loan”, and collectively, the “Existing Loans”) which are held by the following lenders (each a “Lender”, and collectively, “Lenders”)

(i)            the Building “D” Parcel is owned by L&G and is encumbered by a certain mortgage loan held by Southtrust Bank (the “Southtrust Loan”);

(ii)           the Best Buy Parcel is owned by Wolfcreek I and is encumbered by a certain mortgage loan held by Orix Capital Markets, LLC in trust for Wells Fargo Bank (the “Wells Fargo I Loan”) (cross collateralized with the loan on the Walgreens Parcel);

(iii)          the Walgreens Parcel is owned by Wolfcreek II and is encumbered by a certain mortgage loan held by Orix Capital Markets, LLC in trust for Wells Fargo Bank (the “Wells Fargo II Loan”) (cross collateralized with the loan on the Best Buy Parcel); and

(iv)          the Office Depot Parcel is owned by Wolfcreek III and is encumbered by a certain mortgage loan held by LaSalle Bank National Associations as trustee for Bear Stearns Commercial Mortgage Securities, Inc. (the “Bear Stearns Loan”).

The term “Lender” shall include all holders of any Existing Loan on the Closing Date, as such term is hereafter defined.

WITNESSETH FURTHER THAT, the foregoing parcels and tracts of land are more particularly described on Exhibit A-1, and, together with the buildings and improvements located thereon, if any, and appurtenances thereto, collectively are referred to as the “Realty”.

WITNESSETH FURTHER THAT, Seller desires to sell and Buyer desires to purchase the Property (as hereinafter defined) on the terms, and subject to, the conditions set forth herein.

WITNESSETH FURTHER THAT, for the consideration hereinafter named, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties do hereby agree as follows:

ARTICLE 1.  Description of Property.  Seller agrees to sell and Buyer agrees to buy upon the terms and conditions hereinafter set forth:

(i)            The Realty together with all right, title and interest of Seller in and to any land lying in the bed of any street (opened or proposed) adjacent to or abutting or adjoining such premises, together with all rights, privileges, rights of way and easements appurtenant to such premises, including, without limitation, all minerals, oil or gas on or under such premises, development rights, air rights, water rights and any easements, rights of way or other interests in, on, or under any land, highway, alley, street or right of way abutting or adjoining such premises (all of the foregoing, the “Real Property”), (ii) all buildings and other improvements located thereon (the “Improvements” and, together with the Real Property, the “Premises”), (iii) all items of tangible personal property owned by Seller and located on the Premises or used in connection with the ownership or operation of the Premises, described in Exhibit B attached hereto and incorporated herein by reference, including, without implied limitation (whether or not listed on Exhibit B) all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof owned by Seller and located on the Premises or used in connection with the ownership and operation of the Premises (collectively, the “Personal Property”), (vi) Seller’s interest as landlord in and to those certain leases, together with any amendments thereto or guaranties thereof (collectively, the “Leases”) as described on the rent roll attached hereto as Exhibit C and incorporated herein; and (v) Seller’s rights, if any, in the trade name “The Market of Wolfcreek” (the “Trade Name”), and any telephone numbers assigned to the Trade Name, together with all intangible and other property now or hereafter owned by Seller and used in the ownership or operation of the Premises including, without limitation, all plans and specifications, surveys, catalogs, booklets, manuals, files, logs, records (excluding Seller’s tax returns), sales brochures and materials, leasing brochures and materials, advertising materials and other similar items, all title inspections, permits, licenses, guarantees, warranties, contracts, lease agreements, utility contracts or other rights relating to the ownership, use or operation of the Premises in the possession of Seller (collectively, the “Intangibles”); provided, however, Seller may retain copies of any record or file for the purpose of filing tax returns, making distributions to its partners or winding down its business or for any other purposes.  All items referred to in foregoing clauses are herein sometimes collectively referred to as the “Property”.

ARTICLE 2.  Sale Subject to Leases.  Subject to the provisions of Article 4 hereof, the Premises will be conveyed subject to the Leases as hereafter amended or added pursuant to the provisions of Article 13 hereof.

ARTICLE 3.  Purchase Price and Payment.  The total purchase price (the “Purchase Price”) for the Property is FORTY FOUR MILLION AND NO/100 DOLLARS ($44,000,000), allocated in the following manner to wit:

$7,802,401 for the Building “D” Parcel;

$17,540,541 for the Best Buy Parcel;

$3,114,772 for the Walgreens Parcel; and

$15,542,286 for the Office Depot Parcel

, which shall be payable at Closing to Seller as follows:

(i)            As security for Buyer’s performance hereunder, an initial deposit of $500,000 shall be paid by Buyer upon execution of this Contract to Lawyers Title Insurance Corporation (the “Escrow Agent”).  In addition, and provided Buyer does not terminate this Contract as provided for herein, within three business days from and after the last day of the Due Diligence Period, as that term is defined in Section 6 hereof, Buyer shall deposit with Escrow Agent, the additional sum of $250,000.  The amounts deposited with Escrow Agent, together with all interest earned thereon, are hereinafter referred to as the “Deposit”.  The Deposit shall be deposited in a federally insured interest-bearing money market account in Bank of America or another financial institution approved by Buyer in writing and disbursed according to the terms of this Contract and Escrow Agent’s Escrow Agreement. Seller and Buyer do hereby certify that they are aware that the Federal Deposit Insurance Corporation (“FDIC”) and Federal Savings and Loan Insurance Corporation (“FSLIC”) coverages apply only to amounts up to a cumulative maximum amount of $100,000 for each individual depositor for all of the depositor’s accounts at the same or related institutions; certain instruments such as repurchase agreements or letters of credit are not covered by FDIC insurance; and, further, that said parties understand that Escrow Agent assumes no responsibility for, nor will they hold same liable for, any loss occurring which arises from the fact that the amount of the above account may cause the aggregate amount of any individual depositor’s accounts to exceed $100,000.00 and that the excess amount is not insured by the FDIC or the FSLIC.  The Deposit shall be applied to the portion of the Purchase Price payable in cash at the Closing.  For the purposes of this Agreement, a business day shall mean any day Monday through Friday, which is not a Federal holiday.

(ii)           Seller and Buyer acknowledge that the Realty is encumbered by the Existing Loans which, in the aggregate, do not exceed the Purchase Price.  The Existing Loans are evidenced by certain Promissory Notes, Deeds of Trust and Security Agreements, Assignments of Rents and Leases, and UCC Financing Statements (all of the foregoing, together with any and all other instruments and agreements which evidence or secure the Existing Loans, are herein sometimes referred to collectively as the “Existing Loan Documents”).  Subject to the conditions set forth in Article 7(a)(ii) hereof, at Closing, Buyer shall assume and shall receive a credit against the Purchase Price for an amount equal to the unpaid principal balance of the Existing Loans as of the date of Closing.  Seller shall pay or, at Seller’s option, allow Buyer a credit against the Purchase Price in an amount equal to all unpaid interest and other charges on the Existing Loans accrued through and including the day immediately preceding the date of Closing.

(iii)          Buyer and Seller hereby acknowledge and agree that Buyer is not assuming the obligations of Seller under the Southtrust Loan, and that all principal and accrued and unpaid interest under the Southtrust Loan shall be prepaid out of the proceeds of the Closing of the transactions contemplated hereby.

(iv)          $2,500,000 of the closing proceeds shall be withheld and disbursed as set forth in Article 32 hereof.

(v)           The balance in cash or its equivalent, to the order of Seller, upon the delivery of the Deed as hereinafter provided.

ARTICLE 4.  Form of Conveyance.

The parties acknowledge that the Property is to be conveyed in four separate parcels by Seller to assignees of Buyer, who shall be, in the instance of the parcels subject to Existing Loans for which the loan documents require that the owner be a separate and distinct single asset entity, to such an entity. For each parcel:

(a)           The Premises shall be conveyed in fee simple absolute, by good and sufficient general warranty deed (the “Deed”) in substantially the form attached hereto as Exhibit D, running to Buyer or, subject to the provisions of Article 20 hereof, to such assignee as Buyer designates by notice to Seller at least five (5) business days prior to the Closing.  The Deed shall convey title as reflected on the Commitment for the Title Insurance for each parcel, excepting any matters to which Buyer has objected and not waived such objection.  The Deed shall be in proper form for recording and shall be duly executed, acknowledged and delivered by Seller at the Closing, together with all necessary or applicable conveyance, gains and transfer tax forms and checks in payment of all conveyance, gains and transfer taxes.

(b)           the Personal Property shall be conveyed free of all encumbrances by a warranty bill of sale (the “Bill of Sale”) substantially in the form attached hereto as Exhibit E, to be delivered by Seller to Buyer at Closing.

(c)           Seller’s interest in the Leases shall be conveyed free of all encumbrances pursuant to the Lease Assignment (as hereafter defined).

(d)           The Intangibles shall be conveyed pursuant to a General Assignment (the “General Assignment”) substantially in the form of Exhibit F.

ARTICLE 5.  Closing.

(a)           Unless extended pursuant to the terms of this Contract, the closing of the transactions contemplated hereunder (the “Closing”) shall take place on or before the thirtieth (30th) day after the later of (i) the expiration of the Due Diligence Period and (ii) the date that Seller obtains the consent of all Lenders to Buyer’s assumption of the Existing Loans in accordance with the terms of this Contract (such date, as the same may be extended pursuant to the terms of this Contract, the “Closing Date”), such location in the United States as Buyer and Seller may mutually select.  If the Closing Date shall fall on Saturday, Sunday or holiday, the Closing Date shall automatically be extended to the next business day.

(b)           At the Closing, Seller shall deliver (for each parcel to be conveyed) the following documents, properly executed and acknowledged as required:

(i)            The Deed;

(ii)           The Bill of Sale;

(iii)          The General Assignment;

(iv)          The Assignment and Assumption Agreement relating to the Leases and Security Deposits (hereinafter defined) substantially in the form of Exhibit G (the “Lease Assignment”);

(v)           Such agreements as may be reasonably required by the Lender in order to evidence the Lender’s approval of the sale of the Property from Seller to Buyer and the assumption of all the Existing Loan Documents by Buyer;

(vi)          Originals of all Leases, any renewals thereof, all amendments thereto, all guarantees thereof and all records and correspondence relating thereto;

(vii)         Originals or copies in Seller’s possession or control of all warranties, guarantees and operating manuals, if any, with respect to the Property, including without limitation, any from any contractors, subcontractors, suppliers or material men in connection with any construction, repair or alteration of the Improvements, systems, Personal Property or any tenant improvements;

(viii)        Originals or copies of all land use and building permits, certificates of occupancy, licenses, variances and the like relating to the Property in Seller’s possession or control and originals or copies of all certificates of occupancy for all of the Improvements which form a part of the Property and all space included within the Improvements to the extent in Seller’s possession;

(ix)           A certification of non-foreign status in form reasonably satisfactory to Buyer;

(x)            Evidence reasonably satisfactory to Buyer and to Lawyers Title Insurance Corporation (the “Title Company”) that all necessary approvals and/or consents have been delivered and such evidence satisfactory to Buyer and the Title Company of Seller’s authority and the authority of the signatory on behalf of Seller to convey the Property pursuant to this Contract;

(xi)           Evidence of termination of all contracts relating the operation and maintenance of the Shopping Center (collectively, the “Operating Contracts”);

(xii)          Affidavits sufficient for the Title Company to delete any exceptions for parties in possession (other than tenants under the Leases, as tenants only) and mechanics’ or material men’s liens from the owner’s title insurance policy (the “Title Insurance”), and such other affidavits relating to the Title Insurance as the Title Company may reasonably request;

(xiii)                          A certificate restating as of the Closing Date all of Seller’s representations and warranties contained herein except for representations and warranties which have become untrue after the date hereof through no fault of Seller, for the breach of which, Buyer’s sole remedy shall be to terminate this Contract and to receive the return of the Deposit (including all accrued interest) from Escrow Agent;

(xiv)        A Rent Roll certified by Seller as being true, accurate and complete as of the date prior to the Closing Date;

(xv)         An original of a closing statement setting forth the Purchase Price and the closing adjustments and prorations (the “Closing Statement”) in form reasonably satisfactory to Buyer;

(xvi)        Such transfer tax forms or other similar forms required by law;

(xvii)       Original notification letters for each tenant under a Lease or other occupant of any portion of the Property, in the form of Exhibit K attached hereto, or otherwise in form reasonably satisfactory to Buyer;

(xviii)      A Designation of Person Responsible for Tax Reporting under Internal Revenue Code Section 6045 designating Seller’s attorney as the party responsible for making the returns required under Internal Revenue Code Section 6045;

(xix)         Evidence of payment to the Brokers (as defined herein);

(xx)          Keys to all locks at the Property;

(xxi)         Original estoppel certificate with content acceptable to Buyer and in substantially the same form as Exhibit H attached hereto and made a part hereof from each tenant, subtenant (if applicable), and assignee of a tenant (if applicable), and an acknowledgment from any guarantor of any of the foregoing parties set forth in this subparagraph that its guaranty is in full force and effect and is not subject to any offsets, credits, deductions or defenses, in each case dated not more than thirty (30) days prior to the Closing Date;

(xxii)        Estoppel certificates from parties to any reciprocal easement or similar agreement affecting the Property (the “OEA Estoppels”) in either the form prescribed by any such document or in substantially the same form attached hereto as Exhibit I and with content acceptable to Buyer.

(xxiii)       the Master Lease and Master Lease Escrow Agreement, as defined in Article 31 hereof; and

(xxiv)       Such other instruments as Buyer may reasonably request consistent with the terms of this Contract.

(c)                                  At the Closing, Buyer shall deliver, or cause to be delivered, the following payment and documents, reasonably satisfactory in form and substance to Seller and Seller’s counsel properly executed and acknowledged as required:

(i)            The cash portion of the Purchase Price as adjusted;

(ii)           The Lease Assignment;

(iii)          The Closing Statement;

(iv)          Such transfer tax forms or other similar forms required by law; and

(v)           Such agreements as may be reasonably required by each Lender in order to evidence the assumption of all the Existing Loan Documents by Buyer; and

(vi)          Such other instruments as Seller may reasonably request consistent with the terms of this Contract.

(d)           The Closing shall not be deemed to be completed until all documents and payments as aforesaid have been properly delivered (and recorded where appropriate) or delivery waived by Buyer and/or Seller.

ARTICLE 6.  Approvals and Conditions to Buyer’s Obligations.

(a)           Seller acknowledges Buyer intends to conduct an investigation of the Property.  In order to facilitate Buyer’s investigations, Seller shall deliver to Buyer, within five (5) business days from the date hereof to the extent Seller has in its possession or control, copies of the due diligence items set forth on Exhibit J attached hereto (collectively, the “Due Diligence Items”):

(b)           Commencing on the date hereof, Buyer shall have the right to perform and conduct such examinations and investigations of the Property as Buyer may desire, which may include examination of all structural and mechanical aspects thereof, review of any and all documentation with respect to the Property including without limitation its income and expenses, all Leases and tenant files, records of repairs and capital improvements, examination of the title to the Property, conducting tests to determine the presence or absence of hazardous waste, asbestos, lead paint, radon and other similar materials and substances, determining the availability of financing, reviewing a current as-built survey thereof, and determining the compliance of the Property with all applicable laws, rules, codes and regulations, and determining whether, and the extent to which, additional improvements may be constructed on the Realty.  In connection with such examination, Seller shall, during reasonable business hours, make available for Buyer’s review Seller’s books and records relating to the Property.  If the expiration of the Due Diligence Period shall fall on Saturday, Sunday or holiday, the Due Diligence Period shall automatically be extended to the next business day.

(c)           The “Due Diligence Period” shall mean the forty-five (45) day period commencing on the fifth (5th) business day following the date hereof, provided that the Due Diligence Period shall be extended for the period of time of any delay by Seller in delivering any of the Due Diligence items set forth in (a) above.  Notwithstanding anything to the contrary contained in this

Contract, Seller acknowledges Buyer shall have the right in its sole and absolute discretion, either based upon its disapproval of any of the information it receives, for any other reason whatsoever or for no reason, to terminate this Contract at any time before or during the Due Diligence Period.  In the event Buyer notifies Seller prior to the expiration of the Due Diligence Period that it elects to terminate this Contract, this Contract shall ipso facto, be deemed to have been terminated, in which event the Deposit shall be returned to Buyer forthwith and all obligations of the parties hereto shall cease and this Contract shall be terminated and the parties shall be without further recourse or remedy hereunder.  In the event Buyer terminates this Contract pursuant to this Article, then Buyer shall return to Seller all Due Diligence items initially provided by Seller.

(d)           Seller shall make the Property available to Buyer and its agents, consultants and engineers for such inspections and tests as Buyer deems appropriate, including for Buyer’s engineering inspection(s), hazardous materials inspection, site evaluations, and such other inspections and tests as Buyer deems appropriate.  Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all loss, cost or damage to the Property, Seller and third parties (but not any loss or diminution in value arising from any condition discovered by Buyer) arising out of actions taken by Buyer or its agents, engineers or consultants.  Buyer shall promptly repair all damage to the Property arising from any such inspections or tests and shall restore the Property to the same condition existing immediately prior to such inspections and tests.  In performing any such inspections or tests, Buyer shall not unreasonably interfere with the activities on the Property or any tenant under the Leases.  The indemnification, repair and restoration obligations of Buyer under this Article 6(d) shall survive the termination of this Contract and shall not be subject to any limitation on damages contained in this Contract.

(e)           Within twenty (20) days after the complete execution hereof by Buyer and Seller, Seller, at Seller’s expense, shall provide to Buyer an owner’s title insurance commitment issued by the Title Company (the “Commitment”) to issue an ALTA Form 10-17-92 Owner’s title insurance policy insuring marketable fee simple title to the property to Buyer in an amount equal to the Purchase Price, together with complete legible copies of all of the documents referred to in said Commitment.  Within twenty (20) days after complete execution hereof by Buyer and Seller, Seller, at Buyer’s expense (subject to reimbursement by Seller for the cost thereof at Closing) shall obtain and provide to Buyer a survey(s) of the Property meeting the minimum standard detailed requirements for ALTA/ACSM Land Title Surveys for Urban Surveys (1999) standard (the “Survey(s)”); provided that before ordering such Surveys, Seller shall obtain Buyer’s written approval of the surveyor(s) and the cost of the Survey(s).  Buyer shall have until the later of (i) the expiration of the Due Diligence Period or (ii) fifteen (15) days after the date Buyer receives from Seller both (a) the Commitment and (b) the Survey(s) to review Seller’s title (including survey review) to the Premises and give notice to Seller that Buyer has disapproved any exception to title (the “Review Period”).  If Buyer fails to give notice of disapproval to Seller within the Review Period, then Buyer shall conclusively be deemed to have approved the then status of Seller’s title.  If Buyer gives to Seller notice of disapproval within the Review Period, then, at Buyer’s sole option, Buyer may either (1) terminate this Contract by giving written notice of termination to Seller and Escrow Agent within the Review Period, whereupon the Deposit (including accrued interest) shall be returned to Buyer or (2) provisionally accept title to the Premises subject to removal of any disapproved exception to title, and, except as set forth below, Seller may, but shall not be required to, cause the removal of the disapproved exception prior to the Closing.  In the event Seller does not cause the removal of such disapproved exception prior to Closing, Buyer, as its sole remedy, may either (i) terminate this Contract by giving written notice of termination to Seller or (ii) waive its previous disapproval of the status of title, whereupon (subject to satisfaction or waiver of the conditions set forth in Articles 6 and 7) the transactions contemplated by this Contract shall be consummated as scheduled and Buyer shall take title to the Premises subject to the previously disapproved exception to title; provided, however, in the event such disapproved title exception is a lien for a sum certain and may be removed by payment of money not in excess of One Hundred Thousand Dollars ($100,000), then Seller shall be obligated at Closing to pay such sum or provide a sufficient bond as is necessary to remove such disapproved title exception.

ARTICLE 7.  Conditions to Closing.

(a)           Without limiting any other conditions to Buyer’s obligations to close set forth in this Contract, the obligations of Buyer under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any of which may be waived in whole or in part by Buyer at or prior to Closing):

(i)            The Leases shall be in full force and effect;

(ii)           Seller shall have obtained the approval of each Lender to the transfer of the applicable Parcel to Buyer and the assumption of each applicable Existing Loan by Buyer in writing on terms acceptable to Buyer, in its sole discretion and each Lender shall have executed and delivered to Buyer a mortgagee’s estoppel certificate in form satisfactory to Buyer relating to each Existing Loan (individually, a “Mortgagee’s Estoppel Certificate”).  Seller and Buyer agree to use commercially reasonable, good faith efforts to enable Seller to obtain the approval of each Lender to the proposed transfer and assumption prior to the end of the Due Diligence Period, and Seller and Buyer agree to submit promptly to each Lender a request for approval of such transfer and assumption together with all documentation and information required by any Lender in connection therewith including, without limitation, (i) requesting from tenants subordination and attornment agreements and estoppel certificates as may be required by such Lender and (ii) making available to each Lender financial and other information relating to the applicable Property.  In the event that any of the Lenders does not consent to Buyer’s assumption of such Lender’s respective debt or execute a Mortgagee’s Estoppel Certificate satisfactory to Buyer, then unless such consent or Mortgagee’s Estoppel Certificate have been withheld as a result of Buyer’s failure to cooperate in any material respect in obtaining the same, Buyer shall have the right to elect by written notice to Seller to extend and postpone the Closing Date for such a period as is necessary to obtain such consent and Mortgagee’s Estoppel Certificate so long as Buyer is diligently pursuing same, but in no event beyond March 31, 2005.

(iii)          All of the representations by Seller set forth in this Contract or any Exhibit attached hereto shall be true and correct in all material respects.  With respect to any representation made to the best of Seller’s knowledge, the condition to Closing shall be not only that such representation still be true to the best of Seller’s knowledge, but that the specific fact or condition that was the subject of the representation also be true; provided, however, if such fact is not true, Buyer’s sole remedy shall be to terminate this Contract unless the inaccuracy is due to the intentional or wrongful action of Seller;

(iv)          Seller shall have performed, observed, and complied with all covenants and agreements required by this Contract to be performed by Seller at or prior to Closing;

(v)           There shall not have been instituted and be pending any litigation (1) brought by any tenants alleging default by Seller under any Leases at the Property, (2) alleging that the Property may not be used for a shopping center, (3) alleging material defects (defects which cost in the aggregate more than Five Thousand and 00/100 Dollars ($5,000) to fix) in the physical condition of the Improvements; (4) that would impair Seller’s right to sell the Property in accordance with the terms of this Contract; or (5) which seeks to impose a lien or other encumbrance against all or any part of the Property;

(vi)          There shall be no outstanding notices of violation with respect to the Property or Seller’s operation thereof from any governmental authority; and

(vii)         Any of Seller or Seller’s managing agent(s) now occupying space at the Property shall have vacated said space except as may otherwise be agreed to in writing by both parties;

(viii)        There shall be no material adverse change to the Realty;

(ix)           Seller shall have furnished estoppel certificates from Haverty’s, Macaroni Grill and all other parties as to restrictions, easements other documents binding or benefiting Seller or the Property confirming that such documents are in full force and effect, that Seller has performed all of its obligations thereunder, that no default exists and no condition exists that with passage of time or giving of notice would constitute a default with respect thereto and such other matters as Buyer may require after reviewing the Commitment, the Survey(s) and related title exception documents; and

(x)            The Lenders shall have approved the assumption of the Existing Loans by Buyer on terms acceptable to Buyer, in its sole discretion. Seller shall cooperate and submit a joint application with Buyer in connection with Buyer’s assumption of the Existing Loans including, without limitation, (a) requesting from tenants subordination and attornment agreements and estoppel certificates as may be required by Lender and (b) making available to Lender financial and other information relating to the Property;

(b)           Without limiting any other conditions to Seller’s obligations to close set forth in this Contract, the obligations of Seller under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any of which may be waived in whole or in part by Seller at or prior to Closing): (i)the Lender shall have agreed in writing to allow Buyer to assume the Existing Loans; (ii)Buyer shall have performed, observed and complied with all covenants and agreements required by this Contract to be performed by Buyer at or prior to Closing.

ARTICLE 8.  Default.

(a)           Except as otherwise provided herein, in the event of a breach or default by Seller of any of its representations, warranties, covenants or obligations hereunder, Buyer shall have the following rights and remedies and the exercise of only one of the following remedies, which shall preclude exercise of any other:

(i)            Buyer shall have the right to terminate this Contract by notice to Seller, in which event the Deposit shall be paid to Buyer, and all obligations of the parties under this Contract shall terminate and Buyer shall be entitled to immediate payment from Seller of all reasonable out-of-pocket costs incurred by Buyer in connection with the Contract and the transactions contemplated hereby not to exceed Sixty Thousand and No/100 Dollars ($60,000.00) including, without limitation, attorneys’ fees and expenses; or

(ii)           Buyer shall have the right to waive the breach or default and proceed to Closing in accordance with the provisions of this Contract, provided that if the breach or default is of a sum certain and may be cured by the payment of a fixed amount of money, Buyer shall have the right to offset against the Purchase Price at the Closing the amount of money reasonably necessary to cure the breach or default; or

(iii)          Buyer shall have the right of specific performance without claim for damages.

(b)           In the event of a default by Buyer hereunder, it would be extremely impracticable and difficult to estimate the damage and harm which Seller would suffer, and because a reasonable estimate of the total net detriment that Seller would suffer in the event of Buyer’s failure to duly complete the acquisition hereunder is the amount of the Deposit, Seller shall be entitled to receive and retain the Deposit as and for Seller’s sole and exclusive remedy for damages arising from Buyer’s failure to complete the acquisition in accordance with the terms hereof, and Seller shall have no further recourse or remedy at law or in equity.

Nothing in this Article 8 shall be deemed to limit or waive any of Buyer’s or Seller’s post-Closing indemnification rights set forth in this Contract.

ARTICLE 9.  Condition at Closing.  Full possession of the Property free of all tenants and occupants except tenants under the Leases is to be delivered at the Closing, the Property to be then (i) subject to the provisions of Article 11 hereof, in the same condition as it now is subject to reasonable use and wear thereof only excepted, (ii) in compliance with all applicable laws and regulations, (iii) in compliance with the requirements as to title as set forth in Article 4 hereof and any restriction, easement or any encumbrance accepted by Buyer pursuant to Article 6(e) hereof, (iv) as described in any site reports and engineering reports obtained by Buyer, there having been no change from the date of such reports, and (v) as represented and warranted by Seller in Article 12 hereof.  Buyer and its agents, employees, representatives or independent contractors shall be entitled to an inspection of the Property prior to the Closing in order to determine whether the condition thereof complies with the terms of this Article.

ARTICLE 10.  Entire Agreement Herein.  The parties understand and agree that their entire agreement is contained herein and that no warranties, guarantees, statements, or representations shall be valid or binding on a party unless set forth in this Contract.  It is further understood and agreed that all prior understandings and agreements heretofore had between the parties are merged in this Contract which alone fully and completely expresses their agreement and that the same is entered into after full investigation, neither party relying on any statement or representation not embodied in this Contract.  This Contract may be changed, modified, altered or terminated only by a written agreement signed by the parties hereto.

ARTICLE 11.  Damage or Destruction - Condemnation.

(a)           The risk of loss, damage or destruction to the Property by fire or other casualty or the taking of all or part of the Property by condemnation or eminent domain or by an agreement in lieu thereof until the Closing is assumed by Seller.

(b)           In the event of partial damage or destruction of the Property of a type which can, under the circumstances, in Buyer’s reasonable determination, be expected to be restored or repaired at a cost of One Hundred Thousand Dollars ($100,000) or less, then Buyer shall (unless such damage has been repaired by Seller in a good and workmanlike manner prior to Closing) withhold from the Purchase Price the amount reasonably estimated by Buyer as necessary to effect the repair or restoration after the Closing in a federally insured interest-bearing account (such amount with all interest earned thereon, the “Holdback”), which shall be delivered to Escrow Agent to be held in escrow and released in accordance with the provisions of this Article 11(b).  In such event, Buyer shall proceed forthwith to repair or restore, or have repaired or restored, the effects of such damage or destruction and Escrow Agent, upon receipt of Buyer’s bill therefor, shall pay the cost of such repairs out of the Holdback.  After such repair or restoration is completed to Buyer’s reasonable satisfaction, the unexpended portion of the Holdback shall be released to Seller.  In the event the Holdback is less than such costs, Seller shall pay to Buyer upon demand the amount of such deficiency.  The obligations contained herein shall survive the Closing.

(c)           In the event that the Property shall have been damaged or destroyed, the cost of repair or restoration of which would, in Buyer’s reasonable determination, exceed the sum of One Hundred Thousand Dollars ($100,000), then at Buyer’s election, Seller shall, unless Seller has previously repaired or restored the Property to their former condition, either (i) pay over or assign to Buyer, on delivery of the Deed all amounts recovered or recoverable on account of any insurance, together with amounts equal to any deductibles thereunder, less any amounts reasonably expended by Seller for partial restoration, or (ii) direct Escrow Agent to return the Deposit to Buyer in which case all other obligations of the parties hereto shall cease and this Contract shall be void and without recourse to the parties hereto.

(d)           If all or part of the Property is taken by condemnation, eminent domain or by agreement in lieu thereof, or any proceeding to acquire, take or condemn all or part of the Property is threatened or commenced, Buyer may either terminate this Contract (in which event Buyer shall be entitled to a return of the Deposit) or purchase the Property in accordance with the terms hereof, without reduction in the Purchase Price, together with an assignment of Seller’s right to any award paid or payable by or on behalf of the condemning authority.  If Seller has received payments form the condemning authority and if Buyer elects to purchase the Property, Seller shall credit the amount of said payments against the Purchase Price at the Closing.

(e)           Seller shall immediately notify Buyer of any damage or destruction to the Property or any notice received by it or information or awareness acquired by it regarding the threatening of or commencement of condemnation or similar proceedings.

ARTICLE 12.  Representations and Warranties of Seller.

(a)           In order to induce Buyer to enter into this Contract and to consummate the purchase of the Property, Seller hereby represents and warrants to Buyer as of the date of this Contract and as of the Closing Date as follows:

(i)            Each Seller is, and on the Closing Date shall be, a limited liability company duly and validly organized and existing and governed by the laws of the State of Tennessee and duly qualified to do business in the State of Tennessee. Sellers’ sole managing members are the individuals who have executed this Contract on behalf of Sellers.  This Contract and all documents that are to be executed by Seller and delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, and all consents required under Seller’s organizational documents or by law have been obtained.  All necessary third party consents and approvals to the transactions contemplated hereby have been obtained.  This Contract and all such documents will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

(ii)           To the best of Seller’s knowledge, there are no pending condemnation, zoning, environmental or other land use regulation proceedings that would detrimentally affect the use, occupancy and operation of the Property or the value of the Property.

(iii)          Exhibit C hereto contains a rent roll (the “Rent Roll”) which is, in all material respects, a true, complete and correct listing of all items set forth therein as the date of this Contract.

(iv)          Seller has or will deliver to Buyer true and complete copies of the Leases, and all extensions, renewals, guarantees, waivers and amendments thereto prior to the commencement of the Due Diligence Period and originals of the Leases on the Closing Date.  The Leases are in full force and effect and binding against the parties thereto and Seller is not in default thereunder.  No brokerage commission or compensation is payable now or in the future in respect to the Leases, except as set forth in the Rent Roll.  There are no parties in possession of the Premises other than those persons shown on the Rent Roll or pursuant to Leases executed between the date of the Rent Roll and the Closing Date as herein permitted.  No tenant has given Seller notice of, nor does Seller know of, any intention by any tenant (or permitted subtenant or assignee) to assign, sublet or vacate its space.

(v)           No renewals, extension, expansion or purchase options have been granted to any tenant except as set forth in the Rent Roll or the Leases.

(vi)          No tenant is entitled to rental concessions or abatements for any period subsequent to the Closing Date except as set forth in the Leases.  No guarantor of any Lease has been released or discharged, voluntarily by Seller or, to the best of Seller’s knowledge, involuntarily or by operation of law from any obligation so guaranteed.

(vii)         Seller has not received any notice from any tenant under any of the Leases claiming that Seller is in default of its obligations under any of the Leases.

(viii)        All work required to be performed by Seller under the Leases has been completed, or will be completed prior to the Closing Date, in a workmanlike manner and in accordance with the Leases and all applicable law and regulations.

(ix)           There is no union contract or collective bargaining agreement to which Seller is a party or is otherwise bound and which is in force and affects the Property.

(x)            On or before the Closing Date, Seller shall terminate, without cost to Buyer, all management, service, operating, listing, brokerage, supply and maintenance agreements, equipment leases, and all other contracts and agreements with respect to or affecting the Property other than the Leases and those agreements, leases and contracts listed on Exhibit N.

(xi)           Seller has no actual knowledge that the Premises are in violation of any requirement of any laws and regulations, including, without limitation, the Americans with Disabilities Act and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto.

(xii)          To the best of Seller’s knowledge, there are no special assessments filed and pending or, to the best of Seller’s knowledge, proposed, against the Premises or any portion thereof, including, without limitation, any street improvement or special district assessments.

(xiii)         Seller has not received notice of any so-called “linkage” payments, “impact fees”, “voluntary contributions”, or “voluntary payments” proposed, due and/or payable with respect to the Premises, and to the best of Seller’s knowledge, there are no such payments proposed, due and/or payable.

(xiv)        Seller has no actual knowledge that there are any defects in the structure of the Improvements or in installed systems within the Improvements as of the date of this Contract.

(xv)         To the best of Seller’s knowledge, all licenses, certificates of occupancy, permits, consents, orders, authorizations or other approvals (collectively, the “Licenses”) required for the ownership, use or operation of the Property have been duly and validly issued by the appropriate authority and are in full force and effect and Seller has not received any notice of proceedings relating to the revocation or modification of any such License which would have an adverse effect on the Property.

(xvi)        All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law for the use of the Property as a shopping center are to the best of Seller’s knowledge, available to the Premises directly from public ways or by valid easements over the land of others.

(xvii)       Seller has never used, generated, processed, stored, released, discharged, transported, handled or disposed of any hazardous matter, hazardous waste or hazardous substance on, in or in connection with the Premises except for such storage and use incidental to the construction and operation of the Property as a shopping center, which use and storage were and continue to be in compliance with all applicable laws, and, Seller has no actual knowledge that any prior owner or operator of the Premises has used, generated, processed, stored, released, discharged, transported, handled or disposed of such waste or substance on or in the Premises.  Except as disclosed in environmental reports to be furnished by Seller to Buyer pursuant to Article 6(a), Seller has no actual knowledge that any such hazardous matter, hazardous waste or hazardous substance is now or has ever been used, generated, processed, stored, released, discharged, transported, handled or disposed of on or in the Premises, except for such use and storage set forth above.  For the purposes of this paragraph, “hazardous matter”, “hazardous waste” and “hazardous substance” shall mean any material which may be dangerous to health or to the environment, including without implied limitation all “hazardous matter”, “hazardous materials”, “hazardous substances”, and “oil” as defined in any applicable federal, state or local law, rule, order or regulation relating to the protection of human health and environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, all of the following statutes and their implementing regulations:

a)             Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq;

b)            Toxic Substances Control Act, 15 U.S.C. § 2601 et seq;

c)             Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136;

d)            Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801-1812;

e)             Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq;

f)             Federal Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq;

g)            Clean Air Act, 42 U.S.C. § 7401 et seq;

h)            Applicable laws and regulations of the State of Tennessee relating to hazardous matter, substances or wastes, waste oil and air or water quality.

(xviii)      Except as disclosed in environmental reports to be furnished by Seller to Buyer pursuant to Article 6(a), Seller has no actual knowledge that the Property contains lead paint or radon gas or that any insulation or other materials containing urea-formaldehyde, asbestos, PCB’s, or similar chemicals have been used or incorporated into the Property or that any pesticide containing chlordane or related chemicals has been used in the Property, and Seller is not aware of the use or incorporated into the Property of any insulation or other materials containing urea-formaldehyde or similar chemicals or the use of any pesticide containing chlordane or related chemicals in the Property by anyone else.

(xix)         To the best of Seller’s knowledge, Seller’s income, expense and other operating statements for the Property, and Seller’s books and records relating to the Property have been prepared and maintained in a consistent manner are complete and accurate in all material respects, contain no material omission or misstatement and contain no untrue statement or omit a material item necessary to make such statement not misleading.

(xx)          There is not now pending nor, to Seller’s best knowledge has there been threatened, any action, suit or proceeding against or affecting Seller or the Property before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding, upon consummation of the sale contemplated hereby to Buyer or otherwise, may reasonably be expected to have a material adverse effect on the business or prospects of or on the condition or operations of the Realty, or would interfere with Seller’s ability to consummate the transactions by this Contract.

(xxi)         Seller has not received, nor, to the best of Seller’s knowledge, is there any violation or any notice or record of any violation, of any restriction, condition, covenant or agreement concerning the Property or the use thereof contained in any instrument of record or in any federal, state, municipal or governmental permit, rule or regulation applicable to the Realty.

(xxii)        Except as reflected in the public records, or in any Lease, or as prohibited by applicable laws, Seller has not entered into any restrictive covenants or agreements which would limit or prohibit the expansion or development of additional shopping center buildings on the Realty.

(xxiii)       Seller has not received any notice or other information that any insurance company has required any repairs or the performance of any work on the Realty which, if not completed, would render the Realty uninsurable or, if any such notice or information has been received, such work has been completed to the satisfaction of the insurance company.

(xxiv)       Seller is not a “foreign person” as defined by the Internal Revenue Code (“IRC”) Section 1445.  Seller’s Taxpayer or Employer I.D. Number is                                                                 .

(xxv)        To the best of Seller’s knowledge, all items delivered by Seller to Buyer are and shall be true, correct and complete copies, in all material respects, of what they purport to be, otherwise unamended and unmodified.

(xxvi)       All taxes of every name, nature or description assessed or assessable and due and payable against the Property or against Seller on account of its ownership and use of the Property and all personal property, tangible or intangible, of Seller and used in connection with the Property have been paid, except for real property taxes to be prorated at Closing as otherwise set forth in this Contract.

(xxvii)      As of the Closing Date, Seller shall have no employees in, on or about the Property who shall be employed by the Property or by Seller and any such employees shall be paid current through the Closing Date.

(xxviii)     Seller has complied with all of its obligations and is not in default under the Existing Loans.

(b)           The representations and warranties contained in this Article shall survive for a period of twelve (12) months from the date of recording of the Deed.

(c)           Except as described herein limited, Seller shall indemnify and defend Buyer against and hold Buyer harmless from any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees) arising out of any (i) claims, actions, suits or proceedings that may be made, asserted or commenced under or in connection with the Leases or any other matter relating to the Property if the same results from any breach of Seller’s obligations prior to Closing, or (ii) any breach by Seller of its representations and warranties as set forth in this Article, notice of which is given by Buyer to Seller prior to the expiration of the twelve (12) month period described in (b) above.  Notwithstanding the foregoing, if prior to the Closing, either (i) any representation or warranty of Seller which is true on the date hereof, but through no fault of Seller becomes untrue prior to Closing, but if Seller acquires actual knowledge of the same prior to Closing, Seller must notify Buyer in writing of such circumstance, or (ii) Buyer, pursuant to its Due Diligence efforts, discovers that any representation made to the best of Seller’s knowledge is, in fact, incorrect, Seller shall not be liable before or after the Closing for such breach or inaccuracy and, in such case, Buyer’s sole remedy shall be to waive same breach and close or to terminate and receive a refund of the Deposit.

ARTICLE 13.  Maintenance; New Leases; Mortgage Debt.  Between the date hereof and the Closing:

(a)           Seller shall maintain the Property in good condition and repair, in at least the same condition as the same is in at the date hereof, and in accordance with the Leases and the requirements of any governmental authority, the Operating Contracts and all instruments affecting title to the Premises, reasonable wear and tear only excepted.  Until the Closing Date, Seller shall maintain such insurance on the Premises as is currently in effect.

(b)           Seller shall not remove any material item of the Personal Property from the Property unless the same is obsolete and is replaced by tangible personal property of equal or greater utility and value.

(c)           Seller shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, enter into, amend or terminate any contract or agreement affecting the Premises, including but not limited to Leases (except as otherwise permitted pursuant to Article 31) or easements as set forth above, which could bind Buyer or the Property after the Closing.

(d)           Seller shall not, without the prior written consent of Buyer, which consent may be withheld, conditioned or delayed in Buyer’s sole discretion, sell, transfer, mortgage, pledge or subject the Property or any portion thereof to a lien or other encumbrance, and shall not cause to be placed or recorded any document affecting the title thereto.

(e)           Seller shall not apply any of the Security Deposits to the obligations of any tenant who is or may be in possession at the Closing.

(f)            Seller shall promptly notify Buyer of any casualty, any threatened or noticed condemnation or any noticed violation of law or insurance policy.

(g)           Seller will give Buyer prompt notice of the commencement prior to Closing of any litigation, or threat of commencement of litigation, affecting the Property or any part thereof, or impairing Seller’s right to sell the Property.

ARTICLE 14.  Apportionment of Taxes and Other Charges.

(a)           (All normal and customarily pro-ratable items, including without limitation, real estate and personal property taxes and assessments, utility bills (except as hereinafter provided), collected rents and other income, and Operating Contract payments (under Operating Contracts assumed by Buyer), shall be prorated in escrow as of the Closing Date, Seller being charged and credited for all of the same relating to the period up to the Closing Date and Buyer being charged and credited for all of the same relating to the period on and after the Closing Date.  If the amount of any taxes is unknown on the Closing Date, then Seller and Buyer shall prorate such taxes based upon the taxes paid for the prior year.  Seller and Buyer shall adjust the prorated amounts within sixty (60) days after issuance of the applicable tax bill.  No proration shall be made in relation to delinquent rents, common area expense charges or tax payments (collectively, “Delinquent Rents”) existing, if any, as of the Closing Date.  To the extent that (i) interim reimbursements of real estate taxes or (ii) prepaid common area charges are made by tenants under the Leases and have been collected by Seller prior to the Closing, such payments may be retained by Seller without duty to account therefor to Buyer (unless such reimbursements are prepayments of amounts due and payable after the Closing in which event such amounts shall be remitted to Buyer at Closing) but no deduction shall be made from taxes allocable to Seller as aforesaid.  To the extent that such reimbursement obligations are payable after Closing, Buyer agrees to use reasonable efforts to secure said reimbursements from the tenants (with no obligation, however, to incur any out-of-pocket costs with respect thereto) and as soon as the same are received by Buyer, said receipts shall be apportioned between Seller and Buyer so that Seller shall be entitled to the portion allocable to the period prior to Closing and Buyer shall be entitled to the balance.  All street, drainage, betterment and like assessments assessed against the Premises prior to Closing, irrespective of when the same may become due, shall be paid by Seller at Closing.

(b)           All percentage rent payable under the Leases for any lease year ending prior to Closing shall belong to Seller.  To the extent that any such percentage rent is received by Buyer, Buyer shall promptly pay over the same to Seller.  With respect to any lease year during which the Closing shall take place, Seller shall be entitled to that portion thereof represented by multiplying such percentage rent by a fraction, the numerator of which is the number of days of such lease year occurring prior to Closing and the denominator of which is 365.  Buyer shall be entitled to the balance thereof.  Buyer agrees to use reasonable efforts to collect such percentage rent (with no obligation, however, to incur any out-of-pocket costs with respect thereto) and promptly after receipt thereof by Buyer, the same shall be allocated as aforesaid and paid to Seller.

(c)           With respect to operating expenses payable by tenants under the Leases, to the extent that Seller has received as of the Closing payments allocable to a period subsequent to the Closing, same shall be properly prorated with an adjustment in favor of Buyer.  With respect to any payments received by Buyer after the Closing allocable to a period prior to Closing, Buyer shall account therefor to Seller in the same manner as uncollected Rents.  All amounts previously paid to Seller by tenants on account of reserves, marketing expenses or any other matter in connection with the operation and maintenance of the Property and not yet applied by Seller for the purposes for which the same were deposited, shall be credited against the Purchase Price.  In the event the Closing Date is on a date other than the last day or first day of a fiscal period under the Leases for purposes of assessing tenants for common area charges, Buyer and Seller agree to cooperate for the purpose of making adjustments in billing tenants for such charges.  Buyer and Seller agree that any amounts subsequently paid by, or credited to, the tenants as the result of such adjustments will be prorated between Seller and Buyer.

(d)           Buyer shall pay to Seller Delinquent Rent if and when collected by Buyer, it being agreed that Buyer shall not be deemed to have collected any such arrearages until such time as the tenant is current in the payment of all rents accruing from and after the Closing.  Buyer agrees to bill tenants of the Property for all Delinquent Rents and to take any additional reasonable actions requested by Seller to collect Delinquent Rents provided that Buyer shall not be obligated to incur any out-of-pocket third party expense in connection with such actions and Buyer shall not be obligated to take any action to terminate a tenancy.  Seller reserves the right to bring suit against tenants of the Property to collect for Delinquent Rent but Seller may not, subsequent to the date hereof, bring suit for possession of the premises occupied by such tenants.  Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration shall be made at the Closing with respect to utility bills.  Otherwise a proration shall be made based upon the parties’ reasonable good faith estimate and a readjustment made within forty-five (45) days after Closing.  No proration will be made in relation to insurance premiums and the insurance policies will not be assigned to Buyer, except to the extent insurance premium are included in common area expenses, in which event they shall be prorated as provided above.  Seller shall be entitled to receive a return of all deposits presently in effect with the utility providers, and Buyer shall be obligated to make its own arrangements for deposits with the utility providers.  Buyer shall receive a credit for all Security Deposits (together with any accrued interest thereon), free rent and other concessions or obligations to tenants.

(e)           Seller shall prepare a detailed statement setting forth all closing adjustments and shall deliver same to Buyer (together with all supporting data) not less than five (5) business days prior to Closing.

(f)            Buyer shall receive a credit against the Purchase Price for all accrued but unpaid interest due but not yet payable under any of the Existing Loans from the date of Seller’s last loan payment made by Seller prior to the Closing Date up to the Closing Date which shall be paid by the Buyer to each Lender holding such Existing Loan at or after Closing.  Buyer shall be responsible for the payment in full of all installments of principal, interest and other sums applicable to the Existing Loans (including, without limitation, all amounts required to be escrowed on a monthly basis) accruing from and after the Closing Date.  Seller shall be responsible for the payment in full of all installments of principal, interest and other sums applicable to the Existing Loans (including, without limitation, all amounts required to be escrowed on a monthly basis) due to be paid in respect to any periods prior to the Closing Date.  To the extent any Lender has in its possession any escrow account or money deposited by Seller on or before the Closing Date (including but not limited to any escrow replacement reserve or similar accounts) for the payment of taxes (the “Tax Escrow”), insurance (the “Insurance Escrow”), repairs (the “Repair Escrow”) or mortgage insurance (the “PMI Escrow”) or any other escrow accounts with respect to the Property (collectively, the “Escrow Accounts”), all rights to the Escrow Accounts and the amount in each Escrow Account shall be assigned by Seller to Buyer at Closing.  Buyer shall pay to Seller at Closing in cash the balance of the Tax Escrow, the Insurance Escrow, the Repair Escrow, the PMI Escrow, and any other escrow account balances to the extent such accounts are credited to Buyer.  Nothing contained in this Contract shall prohibit Seller from using money in the Escrow Accounts prior to Closing to pay or fund any costs or expenses of the Property consistent with the terms of said loans and the Escrow Accounts.

(g)           The provisions of this Article 14 shall survive the Closing for a period of fifteen (15) months.

ARTICLE 15.  Broker.  Each party represents hereby to the other that it dealt with no broker in the consummation of this Contract except for Trezevant Realty Corporation (the “Broker”) whose commission shall be paid by Seller and each party shall indemnify and save the other harmless from and against any claim arising from the breach of such representation by the indemnifying party.  Any commission due Broker shall be paid by Seller, and Seller shall obtain and provide to Buyer a receipt therefor at Closing.  The provisions of this Article shall survive the termination of this Contract indefinitely.

ARTICLE 16.  Continuation and Survival of Representations, Warranties, Indemnifications and Covenants.  Except as otherwise specified in this Contract, all representations, warranties, indemnifications and covenants by the parties contained herein or made in writing pursuant to this Contract are intended to be and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the execution and delivery of this Contract and the delivery of the Deed and the transfer of title for a period of eighteen (18) months.

ARTICLE 17.  Recording.  It is agreed hereby that this Contract shall not be filed for recording.

ARTICLE 18.  Notices.  Any notice or communication which may be or is required to be given pursuant to the terms of this Contract shall be in writing and shall be sent to the respective party at the address set forth below, postage prepaid, by Certified Mail, Return Receipt Requested, or by a nationally recognized overnight courier service that provides tracing and proof or receipt of items mailed, or to such other address as either party may designate by notice similarly sent.  Notices shall be effective upon receipt or attempted delivery if delivery is refused or the party no longer receives delivers at said address and no new address has been given the other party pursuant to this paragraph.

If to Seller:	John Trezevant Trezevant Realty Corporation 9063 Corporate Gardens Drive Germantown, TN 38138 (t) (901) 755-6040 (f) (901) 755-6243 e-mail: jt@trezevantrealty.com

with a copy to:	Neil Harkavy Armstrong Allen, PLLC 6060 Poplar Avenue, Suite 140 Memphis, TN 38120 (t) (901) 866-5331 (f) (901) 866-0196 e-mail: nharkavy@armstrongallen.com

If to Buyer:	Bruce A. Anderson Heritage Property Investment Trust, Inc. 131 Dartmouth Street Boston, MA 02116 t. (617) 247-2200 f. (617) 267-4557 e-mail: banderson@heritagerealty.com

with a copy to:	Warren H. Wild, Jr. Stites & Harbison, PLLC 424 Church Street, Suite 1800 Nashville, TN 37219-2387 (t) (615) 782-2219 (f) (615) 313-3978 e-mail: warren.wild@stites.com

If to Escrow Agent	Lawyers Title Insurance Corporation 6363 Poplar Avenue Memphis, TN 38119 Attn: Mr. Benny Norris (t) (901) 685-3735 (f) (901) 763-3320 e-mail:

ARTICLE 19.  Captions.  The captions in this Contract are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Contract or any part hereof.

ARTICLE 20.  Successors and Assigns.  This Contract shall be binding upon the parties hereto and their respective successors and assigns.  Buyer may assign this Contract and the rights or benefits hereof including, without limitation, the benefit of the representations and warranties contained in Article 12 hereof, before Closing to any entity in which Buyer has a controlling interest or after the Closing to any entity.  Before Closing, Buyer’s rights under this Contract may not be assigned, except as allowed above.  No assignment shall relieve Buyer of its obligations hereunder.

ARTICLE 21.  Closing Costs.  Except as herein specifically provided, Seller and Buyer shall allocate all closing costs between them in accordance with standard practice in Memphis, Tennessee.  Except for the Exhibits attached hereto, each of Seller and Buyer shall be responsible for preparing such documents as it is obligated to deliver pursuant to Article 5 hereof and for its own legal expenses.  Buyer shall pay the costs of recording the Deed (including transfer taxes). Seller shall pay (or reimburse Buyer with a credit on the Closing Statement) for (i) all title insurance costs and premiums, including those for endorsements required by any Lender in connection with the assumption of any Existing Loan, (ii) all costs of the Survey(s), (iii) any fees, points and other charges associated with Buyer’s assumption of the Existing Loans including but not limited to, the legal fees of the lenders holding the Existing Loans and any indebtedness tax, if any, collected by the State of Tennessee, (iv) all taxes, including gains taxes, owed by Seller with respect to the sale of the Property and (v) all costs and fees charged by Title Company for serving as Escrow Agent.

ARTICLE 22.  Governing Law.  The laws of the State of Tennessee shall govern the validity, construction, enforcement and interpretation of this Contract.

ARTICLE 23.  Multiple Counterparts.  This Contract may be executed in any number of identical counterparts.  If so executed, each of such counterparts shall constitute this Contract.  In proving this Contract, it shall not be necessary to produce or account for more than one such counterpart.

ARTICLE 24.  Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

(a)           Buyer is a Delaware limited liability company duly formed and in good standing under the laws of the State of Delaware.

(b)           This Contract and all documents executed by Buyer that are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer.  This Contract and such documents are, or at the Closing will be, legal, valid, and binding obligations of Buyer, and do not, and, at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

(c)           There are no proceedings pending or, to Buyer’s knowledge, threatened against it in any court or before any governmental authority or any tribunal which, if adversely determined, would have a material adverse effect on its ability to purchase the Property or to carry out its obligations under this Contract.

(d)           Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees) arising out of any breach by Buyer of its representations and warranties hereunder except as limited herein.

(e)           If required by a Lender with respect to the Existing Loans which such Lenders hold, Buyer shall assign this Contract, as it relates to the Parcels subject to such Existing Loans, to a separate single asset single purpose entity which will purchase such parcel, assume such Existing Loan, and which will be duly formed and in good standing under the laws of its state of organization.

(f)            Buyer understands and agrees that, except as expressly provided in this Contract, Buyer shall accept the conveyance and transfer of the Property in its present condition, “AS-IS, WHERE-IS”, subject to all patent and latent defects not known to Seller, if any. Buyer acknowledges that except as expressly set forth in this Contract, Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, of, as to, concerning or with respect to (i) the value, nature, quality or condition of the

Property, including, without limitation, the water, soil, land, geology; (ii) the suitability of the Property for any and all activities and uses which may be conducted thereon; (iii) the compliance of or by the Property with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (iv) the fitness for a particular purpose of the Property; or (v) any other matter with respect to the Property.  Specifically, but not in limitation of the foregoing, Buyer further acknowledges that except as expressly set forth in this Contract, Seller has not made, does not make and specifically negates and disclaims any representations or warranties regarding compliance of the foregoing Property with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including, without limitation, those pertaining to solid waste, as defined by the U. S. Environmental Protection Agency regulations at C.F.R. Part 261, or the disposal or existence in or on the Property of any hazardous substances as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the regulations promulgated thereunder.  Except for the representations and warranties made by Seller herein and the specific information and documents that Seller is required by this Contract to provide, Buyer shall rely solely on its own investigation of the Property and not on any other information provided or to be provided by Seller, its agents or contractors, and except for such representations, warranties, information and documents, Seller shall not be liable or bound in any manner by any verbal or written statements, representations or information pertaining to the Property or the operation thereof, furnished by any party purporting to act on behalf of Seller.

ARTICLE 25.  Post-Closing Obligations.  After the Closing, Seller and Buyer shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order to fully carry out the intent and purposes of the transactions contemplated hereby.  Except for such instruments and documents as the parties were originally obligated to deliver by the terms of this Contract, such cooperation shall be without additional cost or liability.

ARTICLE 26.  Duties and Responsibilities of Escrow Agent.

(a)           Except as otherwise specifically directed in this Contract, Escrow Agent shall deliver the Deposit (the “Escrow”) to Seller or Buyer promptly after receiving a joint notice from Seller and Buyer directing the disbursement of the same, such disbursement to be made in accordance with such direction.  If Escrow Agent receives notice from Buyer or Seller that the party giving such notice is entitled to the Escrow, which notice shall describe with reasonable specificity the reasons for such entitlement, then Escrow Agent shall (i) promptly give notice to the other party of Escrow Agent’s receipt of such notice and enclosing a copy of such notice, and (ii) subject to the provisions of the following paragraph which shall apply if a conflict arises, on the fifth business day after the giving of the notice referred to in clause (i) above, deliver the Escrow to the party claiming the right to receive it.

(b)           In the event that Escrow Agent shall be uncertain as to its duties or actions hereunder or shall receive instructions or a notice from Buyer or Seller which are in conflict with instructions or a notice from the other party or which, in the reasonable opinion of Escrow Agent, are in conflict with any of the provisions of this Contract, it shall be entitled to take any one or more of the following courses of action:

(i)            Hold the Escrow as provided in this Contract and decline to take any further action until Escrow Agent receives a joint written direction from Buyer and Seller or any order of a court of competent jurisdiction directing the disbursement of the Escrow, in which case Escrow Agent shall then disburse the Escrow in accordance with such direction;

(ii)           In the event of litigation between Buyer and Seller, deliver the Escrow to the clerk of any court in which such litigation is pending; or

(iii)          Deliver the Escrow to a court of competent jurisdiction and therein commence an action for interpleader, the cost thereof to Escrow Agent to be borne by whichever of Buyer or Seller does not prevail in the litigation.

(c)                                  Absent gross negligence or intentional misconduct, Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Contract and it may rely, and shall be protected in acting or refraining from acting in reliance upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other documents believes by it to be genuine and to have been made, sent, signed or presented by the proper party or parties.  In no event shall Escrow Agent’s liability hereunder exceed the aggregate amount of the Escrow and, in the case of Escrow Agent’s gross negligence on intentional misconduct, the costs of recovering the Escrow, including legal fees. Escrow Agent shall be under no obligation to take any legal action in connection with the Escrow or this Contract or to appear in, prosecute or defend any action or legal proceeding which would or might, in its sole opinion, involve it is cost, expense, loss or liability unless, in advance, and as often as reasonably required by it, Escrow Agent shall be furnished with such security and indemnity as it finds reasonably satisfactory against all such cost, expense, loss or liability.  Notwithstanding any other provision of this Contract, Buyer and Seller jointly indemnify and agree to hold harmless Escrow Agent against any loss, liability or expense incurred without bad faith, gross negligence or intentional misconduct on its part and arising out of or in connection with its services under the terms of this Contract, including the cost and expense of defending itself against any claim of liability.

(d)                                 Escrow Agent shall not be bound by any modification of this Contract unless the same is in writing and signed by Buyer, Seller and Escrow Agent.  From time to time on or after the date hereof, Buyer and Seller shall deliver or cause to be delivered to Escrow Agent such further documents and instruments that fall due, or cause to be done such further acts as Escrow Agent may reasonably request (it being understood that Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Contract, to evidence compliance with this Contract or to assure itself that it is protected in acting hereunder.

(e)                                  Escrow Agent shall serve hereunder without fee for its services as escrow agent, but shall be entitled to reimbursement for expenses incurred hereunder, which expenses shall be paid and borne equally by Buyer and Seller, unless such expenses are associated with litigation between Buyer and Seller, in which event they shall be borne by the party that does not prevail in the litigation.  Escrow Agent agrees that it will not seek reimbursement for services of its employees or partners, but only for its actual and reasonably incurred out-of-pocket expense.  Escrow Agent executes this Contract solely for the purpose of consent to, and agreeing to be bound by the provisions of this Article, and to the extent applicable to Escrow Agent, Article 3.

ARTICLE 27.  Time Is Of The Essence.  Time shall be of the essence with respect to each and every obligation of Seller and Buyer hereunder.

ARTICLE 28.  1031 Exchange. In the event that either Seller or Buyer so elects, each party agrees to accommodate the other party in effecting a tax-deferred exchange under Internal Revenue Code Section 1031 as amended.  Each party shall have the right to elect this tax-deferred exchange at any time prior to the Closing Date.  If a party elects to effect a tax deferred exchange, the other party, upon written request from the electing party, agrees to execute additional escrow instructions documents, agreements, or instruments to effect the tax deferred exchange, provided that the other party shall incur no additional costs, expenses, fees or liabilities as a result of or connected with the tax deferred exchange.  Election to exercise a tax-deferred exchange shall be subject to the terms and provisions of this Contract.

ARTICLE 29.  Confidentiality.  Prior to Closing, neither party shall issue any press release or public statement with respect to the transactions contemplated by this Contract without the prior consent of the other party, except to the extent such release or statement is required by law, and (ii) after Closing, any such release or statement issued by Seller or Buyer shall be subject to the review and approval of the other respective party (which approval shall not be unreasonably withheld).  If Seller or Buyer is required by law to issue a release or statement, such party shall, at least two (2) Business Days prior to the issuance of same, deliver a copy of the proposed release to the other party for its review.

ARTICLE 30.  Accounting Access.  In addition, commencing on the date of this Agreement and continuing through the second (2nd) anniversary of the Closing Date, Seller shall, from time to time but at no expense to Seller and upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and accountants (the “Accountants”) with access to all financial and other related information in its possession relating to the Property and Seller pertaining to the period of Seller’s ownership and operation of the Property, to enable Buyer and the Accountants to prepare financial statements in compliance with the requirements of: (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by or on behalf of Buyer.  The obligations of Seller under this Article shall survive Closing for two years after the Closing Date.  Buyer shall (to the extent permitted by the rules and regulations of the Commission): (i) take reasonable steps to keep all financial information disclosed by Seller confidential; (ii) use confidential information only for purposes of fulfilling its obligations with respect to the foregoing requirements; and (iii) disclose such confidential information only to Buyer’s employees, accountants and counsel who have a need to know and only for the purposes of fulfilling the requirements under the applicable rules of the Commission.

ARTICLE 31.  Master Lease.  Buyer and Seller acknowledge that, as of the date hereof, Building “L” consisting of approximately 15,675 square feet and formerly occupied by “Just For Feet” is not leased.  Seller anticipates that this space will be leased to bona fide third-party tenant by the Closing pursuant to a Buyer approved lease.  Notwithstanding the foregoing expectation, Seller agrees to enter into a Master Lease with Buyer for said premises if the same is not leased as of the Closing Date.  The Master Lease shall be in substantially the same form attached hereto as Exhibit L; and shall be executed and delivered at the Closing.  In the event that the parties enter into the

Master Lease as provided for above, then also at the Closing: the parties shall execute the Master Lease Escrow Agreement in substantially the same form attached hereto as Exhibit M; and Seller shall deposit with an escrow agent, from the closing proceeds, a sum equal to all the Rent, including base rent and additional rent, which may become due under the Master Lease, which funds shall be held in escrow and paid pursuant to said Master Lease Escrow Agreement.

ARTICLE 32.  Building “D” Escrow.

(a)           As shown on the Site Plan, the Building “D” Parcel, consisting of approximately six acres, currently is vacant.  Seller is negotiating with PetsMart, Inc. to construct, occupy, and operate in premises consisting of at least 19,107 square feet.  At the Closing, the sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) shall be withheld from the closing proceeds and deposited with Escrow Agent (the “Building “D” Escrow Funds”); and said Building “D” Escrow Funds shall be disbursed to Seller only upon the satisfaction of all of the following conditions:

(i)            Seller shall have entered into a lease with [Intentionally omitted], or a Qualified Comparable Tenant, as that term is defined herein (the “Building “D” Lease”), which lease shall require the construction, at no cost to Buyer, of a one-story building consisting of a minimum of 19,107 square feet, related minor improvements, and parking areas, in a total area not to exceed two acres, inclusive of the proposed building (all of such improvements being referred to herein as the “Building D Parcel Improvements”).

(ii)           The Building “D” Lease shall be on Buyer’s form or on said tenant’s form provided Buyer has pre-approved the same, which lease shall contain the following minimum terms and conditions: (1) a term of at least ten years; (2) minimum (or base) rent due and payable monthly at the annual rate of: $[Intentionally omitted] per square foot for lease years one through five; and $[Intentionally omitted] per square foot for lease years six through ten (a lease year shall be at least twelve months); (3) all expenses for common area maintenance, real estate taxes, and insurance shall be fully recoverable from tenant on a triple-net basis; and (4) tenant shall not perform any construction work without first obtaining Buyer’s review and approval of all plans and specifications related thereto.

(iii)          Seller shall complete the construction of the building and improvements in accordance with the terms of the Building “D” Lease and all applicable laws, codes and ordinances.

(iv)          All costs associated with, or arising under the Building “D” Lease, including, without limitation, all brokerage commissions, finder’s fees, legal fees, and tenant allowances, shall have been paid with satisfactory evidence thereof provided to Buyer.

(v)           With respect to Seller’s construction of such building and improvements, Seller shall deliver to Buyer: (1) paid invoices for work in excess of $1,000; (2) final releases or lien waivers from the general contractor, subcontractors and suppliers on Buyer’s form or a form approved by Buyer; (3) a sworn affidavit from the General Contractor identifying all subcontractors and suppliers and the amounts owed to each on Buyer’s form or a form approved by Buyer; (4) certification from an architect that the work has been completed in accordance with the approved plans and specifications; (5) all warranties for leasehold improvements and mechanical systems, and the case of an HVAC unit, the procurement of a one year contractor’s warranty and a manufacturer’s warranty of one year on all parts, and a five year warranty on the compressor; (6) the certificate of occupancy; and (7) a tenant estoppel certificate reasonably satisfactory to Buyer.

(vi)          [Intentionally omitted] or a Qualified Comparable Tenant, shall open for business in the entire premises for at least one day; and

(vii)         [Intentionally omitted] or a Qualified Comparable Tenant shall have commenced paying minimum rent under the Building “D” Lease.

(b)                                 If Seller has not satisfied all of the foregoing conditions within 365 days from and including the Closing Date, then the escrow shall terminate and Escrow Agent shall immediately deliver the Building “D” Escrow Funds to Buyer; and no party shall have any further obligation to the other except as provided in Section 32(d) below..

(c)                                  “Qualified Comparable Tenant” shall mean a single national tenant approved by Buyer, which approval shall not be unreasonably withheld.  Buyer shall be deemed reasonable in withholding its consent if the proposed comparable tenant: is not a retail operator; operates or controls less than 300 stores in North America; or does not have a market capitalization reasonably satisfactory to Buyer.

(d)           In the event that Seller has satisfied all of conditions (i) through (v), inclusive, in Section 32(a) above, yet the escrow terminates because of the failure to satisfy conditions (vi) or (vii) in Section 32(a) above, Buyer shall pay to Seller from the proceeds of the Building “D” Escrow Funds the amount of Seller’s actual out-of-pocket costs to plan, design, develop and construct the Building “D” Parcel Improvements but not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) and not to include the costs of building, installing or equipping such improvements with custom or unique features which are particular to [Intentionally omitted] or the Qualified Comparable Tenant.  Seller shall provide evidence of its costs for the Building “D: Parcel Improvements to Buyer as Buyer may reasonably request for such items as have not been previously provided to Buyer pursuant to 32(a)(v)(1) above.  After such payment to Seller, Buyer may retain the balance of the Building “D: Escrow Funds free of any claim from Seller.

IN WITNESS WHEREOF, the parties hereto have executed this Contract as an instrument under seal as of the day and date first above written.

SELLER:
L & G DEVELOPMENT, LLC

By:	/s/Shirley Lunati Gaia

Name:	Shirley Lunati Gaia

Title: Managing Member

WOLFCREEK I, LLC

By:	/s/Shirley Lunati Gaia

Name:	Shirley Lunati Gaia

Title: Managing Member

WOLFCREEK II, LLC

By:	/s/Shirley Lunati Gaia

Name:	Shirley Lunati Gaia

Title: Managing Member

WOLFCREEK III, LLC

By:	/s/Shirley Lunati Gaia

Name:	Shirley Lunati Gaia

Title: Managing Member

BUYER:
HERITAGE PROPERTY ACQUISITION, LLC

By:	/s/Louis C. Zicht
Louis C. Zicht
Vice President